EXHIBIT 3.1

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

HUDSON TECHNOLOGIES, INC.

Under Section 805 of the Business Corporation Law

The undersigned, being the Chairman and Chief Executive Officer of HUDSON TECHNOLOGIES, INC., hereby certify:

1.          The name of the corporation is HUDSON TECHNOLOGIES, INC. It was formed under the name REFRIGERANT RECLAMATION INDUSTRIES, INC.

2.          The Certificate of Incorporation was filed by the Department of State on January 11, 1991.

3.          The Certificate of Incorporation is amended as authorized by Section 801 of the Business Corporation Law to increase the aggregate number of shares which the corporation shall have authority to issue from 55,000,000, $.01 par value, to 105,000,000, $.01 par value, and to designate all of the additional shares as Common Stock. The amendment effected by this certificate of amendment is as follows: the first paragraph of Article 5 of the Certificate of Incorporation, which refers to the authorized shares of the corporation, is hereby amended to read as follows:

"(5). The total number of shares of capital stock which the Company shall have authority to issue is One Hundred Five Million (105,000,000) shares, of which One Hundred Million (100,000,000) shares shall be Common Stock, par value $.01 per share, and Five Million (5,000,000) shares shall be Preferred Stock, par value $.01 per share."

4.          The amendments of the Certificate of Incorporation was authorized by the vote of the members of the Board of Directors taken at a duly authorized meeting of the Board of Directors, followed by the vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of the shareholders.

IN WITNESS WHEREOF, I have hereunto executed this Certificate of Amendment this 15th day of September, 2015.

HUDSON TECHNOLOGIES, INC.

	By:	/s/ Kevin J. Zugibe
Kevin J. Zugibe,
`		Chairman of the Board and Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

HUDSON TECHNOLOGIES, INC.

Under Section 805 of the Business Corporation Law

HUDSON TECHNOLOGIES, INC.

PO Box 1541

One Blue Hill Plaza

Pearl River, New York 10965